Exhibit 21.1
Laureate Education, Inc.
List of Subsidiaries as of January 27, 2025

	Company	Jurisdiction of Organization
1.	Inmobiliaria Educacional SPA	Chile
1.	Inmobiliaria e Inversiones San Genaro, SPA	Chile
1.	Laureate SPA	Chile
1.	Servicos Andinos SPA	Chile
1.	Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
1.	Laureate Education Asia Limited	Hong Kong
1.	LEI Holdings, Ltd.	Hong Kong
1.	Exeter Street Holdings Sdn. Bhd.	Malaysia
1.	Colegio Americano de Veracruz, S.C.[1]	Mexico
1.	Colegio Villa Rica Coatzacoalcos, S.C.[1]	Mexico
1.	Colegio Villa Rica, S.C.[1]	Mexico
1.	Fundacion UVM, S.C. (fka Fundación Laureate S.C)	Mexico
1.	LEM Holdco, S DE RL De CV	Mexico
1.	Servicios Regionales Universitarios LE, S.C.	Mexico
1.	Universidad Autónoma de Veracruz, S.C.[1]	Mexico
1.	Universidad del Valle de México, S.C.[1]	Mexico
1.	Universidad Tecnológica de Mexico, S.C.[2]	Mexico
1.	Administradora CA Universitaria, S.C.	Mexico
1.	Fleet Street International Universities C.V.	Netherlands
1.	Laureate Middle East Holdings B.V.	Netherlands
1.	LEI AMEA Investments B.V.	Netherlands
1.	Desarrollos Urbanos Educativas, S. de R.L.	Panama
1.	Laureate Peru, S.A.C. (fka Inversiones Educacionales Perú S.R.L.)	Peru
1.	Laureate Education Perú S.A.C.	Peru
1.	Metramark S.A.C.	Peru
1.	Universidad Peruana de Ciencias Aplicadas, S.A.C.	Peru
1.	Universidad Privada del Norte, S.A.C.	Peru
1.	Instituto de Educacion Superior Privado Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru
1.	Laureate Vocational Saudi Limited	Saudi Arabia
1.	LEI Singapore Holdings Pte. Ltd.	Singapore
1.	Education Trademark GmbH	Switzerland
1.	Laureate Coop GmbH	Switzerland
1.	Laureate I GmbH	Switzerland
1.	Laureate International GmbH	Switzerland
1.	Laureate Switzerland Holding GmbH (fka Iniciativas Culturales de España B.V., fka Lauraete Netherlands Holding B.V.)	Switzerland
1.	Laureate-Obeikan, Ltd.	United Arab Emirates
1.	Exeter Street Holdings LLC	Maryland, USA
1.	Fleet Street International University Holdings, LLC	Maryland, USA
1.	FSIUH Holding LLC	Maryland, USA
1.	Exeter Street Illinois LLC (fka Kendall College LLC)	Illinois, USA
1.	Laureate US Holdings Corporation	Delaware, USA
1.	National Hispanic University, LLC	California, USA
1 D/B/A Universidad del Valle de Mexico
2 D/B/A Universidad Tecnológica de México; Universidad del Valle de Mexico